PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(3) of the Rules and Regulations Under the Securities Act of 1933
(To Prospectus dated May 24, 2023)

Registration Statement No. 333-268835

SATIXFY COMMUNICATIONS LTD.

Ordinary Shares

This prospectus supplement supplements the prospectus dated May 24, 2023 (the “Prospectus”), which forms a part of our registration statement on Form F-1 (No. 333-268835). We have attached to this prospectus supplement, and incorporated by reference into it, the report on Form 6-K filed with the Securities and Exchange Commission on October 31, 2023 by SatixFy Communications Ltd. relating to (i) an FPA Termination Agreement, dated October 31, 2023, by and among Vellar Opportunity Fund SPV LLC – Series 7 (“Vellar”), the Company and Endurance Acquisition Corp.(“Endurance”) and (ii) an FPA Termination Agreement, dated October 31, 2023, by and among ACM ARRT G LLC (“ACM”), the Company and Endurance terminating (A) that certain Forward Purchase Agreement Confirmation, dated October 24, 2022, among Vellar, Endurance, the Company and SatixFy MS (“Merger Sub”), as amended pursuant to that certain Forward Purchase Agreement Confirmation Amendment, dated October 25, 2022, by and among Vellar, Endurance, Counterparty and Merger Sub (together, the “Confirmation”) and (B) the assignment by Veller to ACM of all of Veller’s rights, duties and obligations under the Confirmation with respect to a portion of the Company shares held by Veller, pursuant to that certain Assignment and Novation Agreement, dated as of October 25, 2022, among ACM, the Company, Endurance, Merger Sub and Vellar. The Form 6-K also relates to the Consent, Waiver and Fifth Amendment to that certain Credit Agreement dated as of February 1, 2022, as amended, among the Company, the lenders thereto and Wilmington Savings Fund Society, FSB, as administrative agent, pursuant to which the lenders provided their consent to the termination described above.

This prospectus supplement, together with the Prospectus, is to be used by the selling shareholder listed in the prospectus in connection with offers and sales from time to time of the ordinary shares and warrants to purchase ordinary shares of SatixFy Communications Ltd.

 October 31, 2023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13A-16 OR 15D-16
UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of October 2023
Commission File Number: 001-41641

SATIXFY COMMUNICATIONS LTD.
 (Translation of registrant’s name into English)

12 Hamada Street, Rechovot 670315
Israel
(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

Form 20-F ☒              Form 40-F ☐

EXPLANATORY NOTE

On October 31, 2023, SatixFy Communications Ltd. (the “Company”) entered into (i) an FPA Termination Agreement (the “Vellar Termination Agreement”), dated October 31, 2023, by and among Vellar Opportunity Fund SPV LLC – Series 7 (“Vellar”), the Company and Endurance Acquisition Corp.(“Endurance”), (ii) an FPA Termination Agreement (the “ACM Termination Agreement”), dated October 31, 2023, by and among ACM ARRT G LLC (“ACM”), the Company and Endurance and (iii) the Consent and Fifth Amendment, dated October 31, 2023 (the “Fifth Amendment”) to that certain Credit Agreement dated as of February 1, 2022, as amended, among the Company, the lenders thereto (the “Lenders”) and Wilmington Savings Fund Society, FSB, as administrative agent (as amended from time to time, the “Credit Agreement”).

Pursuant to the Vellar Termination Agreement and the ACM Termination Agreement, the parties agreed (i) to terminate that certain Forward Purchase Agreement Confirmation, dated October 24, 2022, among Vellar, Endurance, the Company and SatixFy MS (“Merger Sub”), as amended pursuant to that certain Forward Purchase Agreement Confirmation Amendment, dated October 25, 2022, by and among Vellar, Endurance, Counterparty and Merger Sub (together, the “Confirmation”), the transactions thereunder, (ii) the assignment by Vellar to ACM of all of Vellar’s rights, duties and obligations under the Confirmation with respect to a portion of the Company shares held by Vellar, pursuant to that certain Assignment and Novation Agreement, dated as of October 25, 2022, among ACM, the Company, Endurance, Merger Sub and Vellar (the “Assignment and Novation Agreement”), and the transactions thereunder, and (iii) that Vellar and ACM relinquish their rights to an aggregate of 3,599,444 ordinary shares, no par value per share (the “ordinary shares”), of the Company (which includes all remaining Subject Shares (as defined in the Confirmation) held by ACM and Vellar),  which are to be transferred in accordance with the Vellar Termination Agreement and the ACM Termination Agreement to the Lenders in connection with their consent to the transactions contemplated by the Share Purchase Agreement, dated August 30, 2023, between the Company and MDA Space and Robotics Limited, an affiliate of MDA Ltd. In connection with such termination and relinquishment of rights, and in full satisfaction of all obligations owed by the respective parties under the Confirmation (including the Assignment and Novation Agreement), the Company will pay Vellar and ACM an aggregate amount of approximately $6.5 million in installments until May 31, 2024, in the case of Vellar, and March 31, 2024, in the case of ACM. The ACM Termination Agreement further provides that if the Company fails to make the required payments to ACM on time (subject to certain conditions as described therein), the total amount payable by the Company to ACM will increase by $3.7 million (which amount will be payable on the final installment date).

Pursuant to the Fifth Amendment, the Lenders provided their consent to the Vellar Termination Agreement and the ACM Termination Agreement and amended the Credit Agreement to: (i) extend the period of time by which the Company must issue or cause the transfer of 4.1 million of its ordinary shares, no par value each, pursuant to the Third Amendment to the Credit Agreement from four business days to 90 days following the date the Fifth Amendment becomes effective; and (ii) reduce the 4.1 million of its ordinary shares, no par value each, which the Company must issue or cause the transfer of pursuant to the Third Amendment to the Credit Agreement, by the amount of shares transferred pursuant to the Vellar Termination Agreement and the ACM Termination Agreement, and, subject to the timely transfers of shares as contemplated in the Vellar Termination Agreement and ACM Termination Agreement, the Company will also issue 500,556 new ordinary shares to the Lenders (which is the difference between 4.1 million shares to be issued or delivered by the Company to the Lenders and the shares to be transferred to the Lenders from Vellar and ACM).  In addition, the Company agreed to issue the Lenders 1,000,000 ordinary shares in a private placement within 30 days, which shares will be subject to substantially the same terms governing the Price Adjustment Shares previously issued in connection with the Company’s business combination with Endurance and as further described in the Fifth Amendment.

The summaries herein of each of the Vellar Termination Agreement, the ACM Termination Agreement and the Fifth Amendment are qualified in their entirety by reference to each of such agreements, each of which is filed as an exhibit to this Report on Form 6-K and is deemed incorporated herein.

EXHIBIT INDEX

Exhibit No.          Description

4.1
Consent and Fifth Amendment, dated as of October 31, 2023, to Credit Agreement dated as of February 1, 2022, as amended, among the Company, the lenders thereto and Wilmington Savings Fund Society, FSB, as administrative agent.

4.2*	FPA Termination Agreement, dated as of October 31, 2023, among the Company, Vellar Opportunity Fund SPV LLC – Series 7 and Endurance Acquisition Corp.

4.3*	FPA Termination Agreement, dated as of October 31, 2023, among the Company, Endurance Acquisition Corp. and ACM ARRT G LLC.

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

This 6-K is hereby incorporated by reference into the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 25, 2022 (Registration No. 333-268005).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SatixFy Communications Ltd. By: /s/ Oren Harari Oren Harari Interim Chief Financial Officer

October 31, 2023

EXHIBIT 4.1

CONSENT AND FIFTH AMENDMENT TO CREDIT AGREEMENT

This CONSENT AND FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of October 31, 2023 (the “Amendment Effective Date”), is entered into by and among SatixFy Communications Ltd, a limited liability company organized under the laws of Israel with company registration number 51-613503-5 (the “Borrower”), the lenders party hereto (the “Lenders”), and Wilmington Savings Fund Society, FSB, as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of February 1, 2022 (as amended by that certain First Amendment to Credit Agreement, dated as of September 13, 2022, as further amended by that certain Waiver and Second Amendment to Credit Agreement, dated as of April 23, 2023, as further amended by that certain Consent, Waiver and Third Amendment to Credit Agreement, dated June 2, 2023, as further amended by that certain Consent, Waiver and Fourth Amendment to Credit Agreement, dated October 31, 2023 and as further amended, restated or modified from time to time to date, the “Existing Credit Agreement”);

WHEREAS, pursuant to Section 6.14 of the Existing Credit Agreement, the Borrower is required to obtain the prior written consent of the Lenders (which consent shall not be unreasonably withheld or delayed) to enter into, amend or permit any amendments to, or terminate or waive any provision of a Material Contract;

WHEREAS, the Borrower has requested that the Lenders provide their consent with respect to the termination of that certain Forward Purchase Agreement Confirmation, dated October 24, 2022, as amended by that certain Forward Purchase Confirmation Amendment, dated October 25, 2022, pursuant to the (i) FPA Termination Agreement dated as of the date hereof among Vellar Opportunity Fund SPV LLC – Series 7, the Borrower and Endurance Acquisition Corp. (the “Vellar Termination”) and (ii) FPA Termination Agreement among ACM ARRT G LLC, the Borrower and Endurance Acquisition Corp. (the “ACM Termination”); and

WHEREAS, the Administrative Agent and the Lenders party hereto, who constitute the Required Lenders, have agreed to consent to the Borrower’s entry into the Vellar Termination and the ACM Termination, in each case on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1        Definitions; Interpretation.

(a)          Defined Terms.  All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Existing Credit Agreement.

(b)          Interpretation.  The rules of interpretation set forth in Section 1.02 and Section 1.03 of the Existing Credit Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2        Consent.  Subject to the conditions set forth herein (including the occurrence of the conditions in Section 4 of this Amendment), the Lenders hereby approve of the Vellar Termination and the ACM Termination.

SECTION 3       Amendments to the Existing Credit Agreement.  Subject to the satisfaction of the conditions set forth in Section 4 of this Amendment, Section 5(c) of the Third Amendment is hereby amended (a) to replace the word “four (4) Business Days” with “90 days” and (b) to add “, provided that if the Borrower shall transfer or cause to be transferred to the Lenders (or certain affiliates designated by the Lenders) shares which are already issued and outstanding as of the date hereof, then the amount of shares required to be issued by the Borrower to the Lenders as part of the SatixFy Share Issuance shall be reduced by such number of transferred shares,” after the word “occurred” in clause (i).

SECTION 4        Conditions of Effectiveness.  The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a)          Amendment.  The Administrative Agent shall have received this Amendment, executed by the Administrative Agent, the Lenders and the Borrower.

(b)         Closing Certificate.  The Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower dated the Amendment Effective Date: (i) certifying as to the matters set forth in Section 4(c) of this Amendment, (ii) attaching true and correct copies of the Vellar Termination and the ACM Termination, duly executed by all parties thereto, and (iii) a copy of the resolutions of the Board of Directors of the Borrower, approving and authorizing the execution, delivery and performance of this Amendment.

(c)          Representations and Warranties; No Default.  Immediately after giving effect to this Amendment:

(i)        the representations and warranties contained in Article III of the Existing Credit Agreement (as amended by this Amendment, the “Amended Credit Agreement”) and the other Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date (except to the extent any such representation or warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation or warranty shall be true and correct in all respects), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date (except to the extent any such representation or warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation or warranty shall be true, correct and complete in all respects as of such earlier date); and

(ii)        there exists no Default or Event of Default.

(e)          Costs and Expenses.  The Borrower shall have paid in immediately available funds, all costs and expenses of the Administrative Agent and the Lenders party hereto, and the fees and disbursements of counsel to the Administrative Agent and the Lenders party hereto, in each case pursuant to Section 9.03(a) of the Amended Credit Agreement.

SECTION 5         Post-Closing.

(a)         Within thirty (30) days of the Amendment Effective Date, (i) the Borrower shall have issued 1,000,000 Price Adjustment Shares (as defined in Annex A hereto) to the Lenders (or certain Affiliates thereof designated by the Lenders) on a pro rata basis and (ii) the Borrower shall have delivered a written confirmation to Lenders with respect to tax requirements in connection with such share issuance, in a form substantially similar to what was delivered on the Effective Date.  In connection with the issuance of the Price Adjustment Shares, the Borrower shall provide representations and warranties similar to those representations and warranties provided in the FP Share Purchase Agreement or other customary representations and warranties required by the Required Lenders.

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(b)          Notwithstanding anything herein or in any other Loan Document to the contrary, the failure of the Borrower to satisfy any of the obligations in this Section 5 within the time period set forth herein shall automatically result in an Event of Default (unless such time period is extended by the Administrative Agent in its sole discretion at the request of the Required Lenders).

SECTION 6        Miscellaneous.

(a)          Loan Documents Otherwise Not Affected; Reaffirmation.  Except as expressly amended pursuant hereto or referenced herein, the Existing Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects.  The Lenders’ and the Administrative Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.  The Borrower hereby reaffirms the grant of security under Section 3 of the Security Agreement and any other applicable Security Document and hereby reaffirms that such grants of security in the Collateral secures all Secured Obligations (as defined in the Security Agreement) under the Amended Credit Agreement and the other Loan Documents.

(b)          Conditions.  For purposes of determining compliance with the conditions specified in Section 4, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Amendment Effective Date specifying its objection thereto.  The Lenders signatory to this Amendment constitute Required Lenders for all purposes of this Amendment.

(c)          Release.  In consideration of the agreements of Administrative Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, on behalf of itself, the other Loan Parties and its and their successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Administrative Agent and each Lender, and its and their successors and assigns, and its and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Administrative Agent, the Lender and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set‑off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which the Borrower, any other Loan Party or any of its or their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Existing Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto (collectively, the “Released Claims”).  The Borrower understands, acknowledges and agrees that the release set forth above (the “Release”) may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.  The Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.  Without the generality of the foregoing, the Borrower hereby waives the provisions of any statute or doctrine that prevents a general release from extending to claims unknown by the releasing party.  The Borrower acknowledges that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Claims.  The Borrower acknowledges that the Release constitutes a material inducement to Administrative Agent and the Lenders to enter into this Amendment and that Administrative Agent and the Lenders would not have done so but for Administrative Agent’s and the Lenders’ expectation that the Release is valid and enforceable in all events.  Notwithstanding the foregoing Section 6(c), nothing in this Amendment is intended to, and shall not, release the Borrower’s rights and obligations under this Amendment or bar the Borrower from seeking to enforce or effectuate this Amendment.

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(d)        No Reliance.  The Borrower hereby acknowledges and confirms to the Administrative Agent and the Lenders that it is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(e)          Binding Effect.  This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(f)          Governing Law.  This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

(g)         Submission to Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial.  Each of the parties hereto hereby irrevocably and unconditionally agrees that Sections 9.09(b), 9.09(c), 9.09(d) and 9.10 of the Existing Credit Agreement are incorporated herein mutatis mutandis.

(h)          Headings and Recitals.  Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.  The recitals set forth at the beginning of this Amendment are true and correct, and such recitals are incorporated into and are a part of this Amendment.

(i)         Complete Agreement; Amendments.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(j)           Severability of Provisions.  Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(k)          Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(l)            Loan Documents. This Amendment and the documents related thereto shall constitute Loan Documents.

(m)         Electronic Execution of Certain Other Documents.  The words “execution,” “execute”, “signed,” “signature,” and words of like import in this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

SATIXFY COMMUNICATIONS LTD,
as Borrower

By:	/s/ Yoav Liebovitch
Name: Yoav Liebovitch
Title: Chairman

By:	/s/ Oren Harari
Name: Oren Harari
Title: Interim Chief Financial Officer

[Signature Page to Consent and Fifth Amendment to Credit Agreement]

WILMINGTON SAVINGS FUND SOCIETY, FSB,
as Administrative Agent

By:	/s/ Raye Goldsborough
Name: Raye Goldsborough
Title: Vice President

FP CREDIT PARTNERS II AIV, L.P.,
as a Lender
By: FP Credit Partners GP II, L.P. Its: General Partner By: FP Credit Partners GP II Management, LLC Its: General Partner

By:	/s/ Scott Eisenberg
Name: Scott Eisenberg
Title: Managing Director

FP CREDIT PARTNERS PHOENIX II AIV, L.P.,
as a Lender
By: FP Credit Partners GP II, L.P. Its: General Partner
By: FP Credit Partners GP II Management, LLC Its: General Partner
By:	/s/ Scott Eisenberg
Name: Scott Eisenberg
Title: Managing Partner

[Signature Page to Consent and Fifth Amendment to Credit Agreement]

FP CREDIT PARTNERS AIV, L.P.,
as a Lender
By: FP Credit Partners GP, L.P. Its: General Partner
By: FP Credit Partners GP Management, LLC Its: General Partner
By:	/s/ Scott Eisenberg
Name: Scott Eisenberg
Title: Managing Partner

FP CREDIT PARTNERS PHOENIX AIV, L.P.,
as a Lender
By: FP Credit Partners GP, L.P. Its: General Partner
By: FP Credit Partners GP Management, LLC Its: General Partner
By:	/s/ Scott Eisenberg
Name: Scott Eisenberg
Title: Managing Partner

[Signature Page to Consent and Fifth Amendment to Credit Agreement]

Annex A

EXHIBIT 4.2

FPA TERMINATION AGREEMENT

This FPA TERMINATION AGREEMENT, dated October 31, 2023 (this “Agreement”), is by and among Vellar Opportunity Fund SPV LLC – Series 7 (“Seller”), SatixFy Communications Ltd., a limited liability company organized under the laws of the State of Israel (“Counterparty”) and Endurance Acquisition Corp., a Cayman Islands exempted company (“Endurance”).

RECITALS

WHEREAS, Seller, Endurance, Counterparty, and SatixFy MS, a Cayman Islands exempted company and a direct, wholly owned subsidiary of the Target (“Merger Sub”), entered into that certain Forward Purchase Agreement Confirmation, dated October 24, 2022, as amended pursuant to that certain Forward Purchase Agreement Confirmation Amendment, dated October 25, 2022, by and among Seller, Endurance, Counterparty and Merger Sub (together, the “Confirmation”);

WHEREAS, Seller, Counterparty, Endurance, Merger Sub and ACM ARRT G LLC (“ACM”) entered into that certain Assignment and Novation Agreement, dated as of October 25, 2022 (the “Novation Agreement”), pursuant to which Seller assigned to ACM all of its rights, duties and obligations under the Confirmation with respect to a portion of the Maximum Number of Shares (as defined therein) equal to 4,000,000 Shares (as defined therein) in the Transaction (as defined therein, the “Transaction”);

WHEREAS, as of the date hereof, Seller beneficially owns 2,836,975  Subject Shares (as defined in the Confirmation);

WHEREAS, Seller, Endurance and Counterparty wish to terminate the Confirmation and the Transaction and Seller wishes to relinquish any and all rights relating to 2,599,444 of the Subject Shares beneficially owned by it (the “Transferred Shares”);

WHEREAS, the board of directors of Counterparty has approved this Agreement as set forth in Exhibit 1 hereto;

WHEREAS, Counterparty entered into that certain Share Purchase Agreement, dated August 30, 2023, with MDA Space and Robotics Limited which provides for, among other things, the sale of a subsidiary of the Counterparty and certain other transactions (the “MDA Transactions”); and

WHEREAS, capitalized terms not defined herein shall have the meanings assigned to such terms in the Confirmation.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Termination of Confirmation. Effective upon the payment to Seller of the initial payment and delivery by Seller of the Transferred Shares described in Section 2 hereto on the date hereof:
a.	each of the Confirmation and the Transaction are terminated and of no further force or effect, without any further action by Seller, Endurance or Counterparty;
b.	none of Seller, Endurance, Merger Sub or Counterparty shall have any right, duty or obligation under the Confirmation or the Transaction, or any continuing liability to any other party thereto;
c.
any unpaid amounts owed, invoiced, due or otherwise payable under the Confirmation (including under the ISDA Form or the Definitions, each as defined in, and incorporated by reference into, the Confirmation) or the Transaction shall be deemed to be fully satisfied and released in consideration of this Agreement.

2.	Payment.
a.
Counterparty hereby agrees to pay to Seller in cash an aggregate total amount of $4,334,230, as follows: (i) $1,600,000 within 5 days of the closing of the MDA Transactions, (ii) $500,000 on the 30th day following the date hereof, (iii) $500,000 on each of January 31, 2024, February 29, 2024, March 31, 2024 and April 30, 2024 and (iv) $234,230 on May 31, 2024, in consideration for termination of the Confirmation and the Transaction; provided, that in case any such date referred to in clauses (ii), (iii) and (iv) above shall fall on a day that is not a business day in Israel, payment shall be made on the immediately following business day in Israel.

b.
Seller hereby agrees (i) to, promptly following the payment by Counterparty referred to in clause (a)(i) above, relinquish any and all rights relating to the Transferred Shares and to transfer all of its rights and interests in such Transferred Shares, and cause the same to be delivered, to the holder designated in Exhibit 2 hereto (the “Designated Transferee”), via the delivery instructions set forth on Exhibit 2 and (ii) upon such transfer of such Transferred Shares, the Designated Transferee shall hold good and valid title to such shares, free and clear of all liens, encumbrances, equities or adverse claims.

3.
Mutual Release. Effective upon receipt by Seller of the initial payment referred to in Section 2(a)(i) and the relinquishing by Seller of any and all rights relating to the Transferred Shares as described in Section 2 hereto on the date hereof:

a.
Each of Counterparty and Endurance (together, the “Companies”) hereby releases Seller and its affiliates and their respective partners (both general and limited), members (both managing and otherwise), directors, officers, employees, agents and representatives from any and all obligations, claims, costs, actions, suits, proceedings, investigations, demands, damages, liabilities, sums of money, losses and controversies of every kind and description, whether in law or in equity and whether known or unknown, accrued or unaccrued, matured or unmatured, liquidated or unliquidated, contingent or otherwise (the “Liabilities”), which any of the Companies now has, may now have, has had or may hereafter have against Seller, related to, arising out of or in connection with the Confirmation; and

b.
Seller hereby releases each of the Companies and their affiliates and their respective partners (both general and limited), members (both managing and otherwise), directors, officers, employees, agents and representatives from any and all Liabilities, which Seller now has, may now have, has had or may hereafter have against the Companies, related to, arising out of or in connection with the Confirmation.

4.
Legal Fees. If the Counterparty fails to make any payment referred to in Section 2(a)(ii), Section 2(a)(iii) or Section 2(a)(iv) when such payments become due, then the Counterparty will pay or cause to be paid all documented fees and expenses of the Seller’s counsel incurred in connection with legal proceedings initiated by Seller to collect such payments pursuant this Agreement.

5.
Effect of Novation Agreement. For the avoidance of doubt, the terms and provisions set forth in this Agreement only apply to the portion of the Confirmation and the Transaction, and in each case the rights and obligations thereunder, retained by Seller following the execution of the Novation Agreement.

6.
Execution in Counterparts. This Agreement may be executed by facsimile or .pdf signature in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

7.
Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the state of New York (without giving effect to the conflict of laws provisions thereof that would result in the application of laws of another jurisdiction).

8.
Third Party Beneficiaries. The Designated Transferee shall be an express third party beneficiary of the obligations of Seller under Section 2(b) of this Agreement and of the representations and warranties of each party in Section 11 of this Agreement. Except as otherwise expressly provided in this Section 8, this Agreement does not create any rights, claims or benefits inuring to any Person that is not a Party hereto nor create or establish any third party beneficiary hereto.

9.
Assignment. This Agreement and the rights hereunder are not assignable by any party hereto unless such assignment is consented to in writing by the other parties hereto and any assignment in contravention to this provision shall be null and void. This Agreement and all the provisions herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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10.
Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to the Agreement. Each party (i) certifies that no representative, agent or attorney of either party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into the Agreement, as applicable, by, among other things, the mutual waivers and undertakings provided herein.

11.
Representations and Warranties. Each party hereby represents and warrants to each other party that such party (i) has full power and authority to enter into and perform its obligations under this Agreement, (ii) has duly authorized the execution, delivery and performance of this Agreement, and (iii) this Agreement has been duly executed and delivered by such party and, assuming the due execution and delivery of this Agreement by each of the other parties, this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).   Seller represents to the Companies that, as of the date hereof, upon the delivery of the Transferred Shares pursuant to Section 2 hereto, it would own 237,531 Shares, good and valid title to which, free and clear of all liens, encumbrances, equities or adverse claims, shall be transferred to ACM as soon as practicable on or after the date hereof, but in any event prior to the date such shares are to be transferred to the Designated Transferee pursuant to the FPA Termination Agreement among Counterparty, Endurance and ACM dated the date hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

VELLAR OPPORTUNITY FUND SPV LLC – SERIES 7

By: /s/ Solomon Cohen
       Name:  Solomon Cohen
       Title: Authorized Representative

SATIXFY COMMUNICATIONS LTD.

By: /s/ Oren Harari
       Name: Oren Harari
       Title: Interim Chief Financial Officer

ENDURANCE ACQUISITION CORP.
By: /s/ Yoav Liebovitch
       Name: Yoav Liebovitch
       Title: Chairman

Exhibit 1 to FPA Termination Agreement

Excerpt of Approval of FPA Termination Agreement dated October 31, 2023, by board of directors of Satixfy Communications Ltd.

Exhibit 2 to FPA Termination Agreement

Transfer instructions for free delivery of Remaining Seller Shares to Designated Transferee

EXHIBIT 4.3

FPA TERMINATION AGREEMENT

This FPA TERMINATION AGREEMENT, dated October 31, 2023 (this “Agreement”), is by and among ACM ARRT G LLC (“Seller”), SatixFy Communications Ltd., a limited liability company organized under the laws of the State of Israel (“Counterparty”) and Endurance Acquisition Corp., a Cayman Islands exempted company (“Endurance”).

RECITALS

WHEREAS, Vellar Opportunity Fund SPV LLC – Series 7 (“Vellar”), Endurance, Counterparty, and SatixFy MS, a Cayman Islands exempted company and a direct, wholly owned subsidiary of the Target (“Merger Sub”), entered into that certain Forward Purchase Agreement Confirmation, dated October 24, 2022, as amended pursuant to that certain Forward Purchase Agreement Confirmation Amendment, dated October 25, 2022, by and among Vellar, Endurance, Counterparty and Merger Sub (together, the “Confirmation”);

WHEREAS, Seller, Counterparty, Endurance, Merger Sub and Vellar entered into that certain Assignment and Novation Agreement, dated as of October 25, 2022 (the “Novation Agreement”), pursuant to which Vellar assigned to Seller all of its rights, duties and obligations under the Confirmation with respect to a portion of the Maximum Number of Shares (as defined therein) equal to 4,000,000 Shares (as defined therein) in the Transaction (as defined therein, the “Transaction”);

WHEREAS, as of the date hereof, Seller beneficially owns 699,969 Subject Shares (as defined in the Confirmation) (the “Remaining Seller Shares”), and Seller will purchase in the open market an additional 62,500 Shares (such shares together with the Remaining Seller Shares, the “Seller Shares”);

WHEREAS, pursuant to that certain FPA Termination Agreement, dated October 20, 2023, by and among Counterparty, Endurance and Vellar, Vellar has indicated it will transfer good and valid title, free and clear of all liens, encumbrances, equities or adverse claims, to 237,531 Shares (such shares together with the Seller Shares, the “Transferred Shares”) to Seller as soon as practicable on or after the date hereof, but in any event prior to the date such shares are to be transferred by Seller to the Designated Transferee (as defined below) pursuant to this Agreement;

WHEREAS, Seller, Endurance and Counterparty wish to terminate the Confirmation and the Transaction and Seller wishes to relinquish any and all rights relating to the Transferred Shares;

WHEREAS, the board of directors of Counterparty has approved this Agreement as set forth in Exhibit 1 hereto;

WHEREAS, Counterparty entered into that certain Share Purchase Agreement, dated August 30, 2023, with MDA Space and Robotics Limited which provides for, among other things, the sale of a subsidiary of the Counterparty and certain other transactions (the “MDA Transactions”); and

WHEREAS, capitalized terms not defined herein shall have the meanings assigned to such terms in the Confirmation.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Termination of Confirmation. Effective upon the payment to Seller of the initial payment and delivery by the Seller of the Seller Shares described in Section 2 hereto on the date hereof:
a.	each of the Confirmation and the Transaction are terminated and of no further force or effect, without any further action by Seller, Endurance or Counterparty;
b.	none of Seller, Endurance, Merger Sub or Counterparty shall have any right, duty or obligation under the Confirmation or the Transaction, or any continuing liability to any other party thereto;
c.
any unpaid amounts owed, invoiced, due or otherwise payable under the Confirmation (including under the ISDA Form or the Definitions, each as defined in, and incorporated by reference into, the Confirmation) or the Transaction shall be deemed to be fully satisfied and released in consideration of this Agreement.

2.	Payment.
a.
Counterparty hereby agrees to pay to Seller in cash an aggregate total amount of $6,000,000 (representing the maximum Maturity Consideration (as defined in the Confirmation) payable by Counterparty to Seller) less $633,600 (representing the amount of proceeds received by Seller for Shortfall Sales in excess of the Prepayment Shortfall) as follows: (i) $500,000 within 5 days of the closing of the MDA Transactions, (ii) $500,000 on each of December 1, 2023, January 1, 2024 and February 1, 2024, and (iii) the remainder on March 1, 2024. To the extent that the payments described in clauses (i) and (ii) of the foregoing sentence are made in full and on time on the dates indicated, and in each case no later than by the 5th business day (in Israel) following each such indicated payment date or such later date as provided below, the amount due to be paid to Seller on March 1, 2024 will be reduced to $248,000, upon the payment of which to Seller no further payments will be due from Counterparty to Seller. For the avoidance of doubt, to the extent the amount due to be paid by Seller on March 1, 2024 is reduced to $248,000 as described in the foregoing sentence, then the aggregate amount owed and paid in cash to Seller by Counterparty will have been reduced to $2,248,000; additionally, so long as a required payment is made by Counterparty by the 5th business day (in Israel) following the applicable payment due date indicated in clauses (a)(i), (a)(ii) and (a)(iii) above (or such later date as provided below), such payment shall be considered timely and no default shall have occurred under this Agreement. For each payment required to be made by Counterparty as described herein, Seller shall notify Counterparty if it has not received such payment by the 5th business day (in Israel) following the applicable scheduled payment due date. Upon Seller’s notification to Counterparty that it has not received any payment described herein within 5 business days (in Israel) following the applicable scheduled payment due date, Counterparty will have 5 business days (in Israel) to make such payment to Seller. The Counterparty shall not be considered to be in default under this Agreement and such payment shall be considered to have been made on time for all purposes under this Agreement (including for purposes of the second sentence of this clause (a)) to the extent any payment has been made within 5 business days (in Israel) following Seller’s notification to Counterparty as described in the foregoing sentence, provided further, that until Seller delivers the applicable notice to Counterparty as described above, Counterparty shall not be obligated to make the applicable scheduled payment and shall not be considered to be in default and such payment, provided it is made within 5 business days (in Israel) following Seller’s notification to Counterparty as described in the foregoing sentence, shall not be considered late for all purposes under this Agreement (including for purposes of the second sentence of this clause (a)) when made.

b.
Seller hereby agrees (i) to promptly, on a date that is no later than 5 trading days after the date hereof, following the payment by Counterparty referred to in clause (a)(i) above, relinquish any and all rights relating to the Transferred Shares and to transfer all of its rights and interests in the Transferred Shares and cause the same to be delivered, to the holder designated in Exhibit 2 hereto (the “Designated Transferee”), via the delivery instructions set forth on Exhibit 2 and (ii) upon such transfer of the Transferred Shares, the Designated Transferee shall hold good and valid title to such shares, free and clear of all liens, encumbrances, equities or adverse claims.

2

3.
Mutual Release. Effective upon receipt by Seller of the initial payment referred to in Section 2(a)(i) and the relinquishing by Seller of any and all rights relating to the Seller Shares as described in Section 2 hereto on the date hereof:

a.
Each of Counterparty and Endurance (together, the “Companies”) hereby releases Seller and its affiliates and their respective partners (both general and limited), members (both managing and otherwise), directors, officers, employees, agents and representatives from any and all obligations, claims, costs, actions, suits, proceedings, investigations, demands, damages, liabilities, sums of money, losses and controversies of every kind and description, whether in law or in equity and whether known or unknown, accrued or unaccrued, matured or unmatured, liquidated or unliquidated, contingent or otherwise (the “Liabilities”), which any of the Companies now has, may now have, has had or may hereafter have against Seller, related to, arising out of or in connection with the Confirmation; and

b.
Seller hereby releases each of the Companies and their affiliates and their respective partners (both general and limited), members (both managing and otherwise), directors, officers, employees, agents and representatives from any and all Liabilities, which Seller now has, may now have, has had or may hereafter have against the Companies, related to, arising out of or in connection with the Confirmation.

4.
Legal Fees. If the Counterparty fails to make any payment referred to in Section 2(a)(ii) or Section 2(a)(iii) when such payments become due, then the Counterparty will pay or cause to be paid all documented fees and expenses of the Seller’s counsel incurred in connection with legal proceedings initiated by Seller to collect such payments pursuant to this Agreement.

5.
Effect of Novation Agreement. For the avoidance of doubt, the terms and provisions set forth in this Agreement only apply to the portion of the Confirmation and the Transaction, and in each case the rights and obligations thereunder, assigned to Seller pursuant to the Novation Agreement.

6.
Execution in Counterparts. This Agreement may be executed by facsimile or .pdf signature in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

7.
Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the state of New York (without giving effect to the conflict of laws provisions thereof that would result in the application of the laws of another jurisdiction).

8.
Third Party Beneficiaries. The Designated Transferee shall be an express third party beneficiary of the obligations of Seller under Section 2(b) of this Agreement and of the representations and warranties of each party in Section 11 of this Agreement. Except as otherwise expressly provided in this Section 8, this Agreement does not create any rights, claims or benefits inuring to any Person that is not a Party hereto nor create or establish any third party beneficiary hereto.

9.
Assignment. This Agreement and the rights hereunder are not assignable by any party hereto unless such assignment is consented to in writing by the other parties hereto and any assignment in contravention to this provision shall be null and void. This Agreement and all the provisions herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.
Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to the Agreement. Each party (i) certifies that no representative, agent or attorney of either party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into the Agreement, as applicable, by, among other things, the mutual waivers and undertakings provided herein.

11.
Representations and Warranties. Each party hereby represents and warrants to each other party that such party (i) has full power and authority to enter into and perform its obligations under this Agreement, (ii) has duly authorized the execution, delivery and performance of this Agreement, and (iii) this Agreement has been duly executed and delivered by such party and, assuming the due execution and delivery of this Agreement by each of the other parties, this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  Seller represents to the Companies that, as of the date hereof, upon the delivery of the Transferred Shares pursuant to Section 2 hereto, it does not own any Shares.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

ACM ARRT G LLC

By: ______________________________________
Name:
Title: Authorized Representative

SATIXFY COMMUNICATIONS LTD.

By: ______________________________________
Name:
Title:

ENDURANCE ACQUISITION CORP.
By: ______________________________________
Name:
Title:

Exhibit 1 to FPA Termination Agreement

Excerpt of Approval of FPA Termination Agreement dated October 31, 2023, by board of directors of SatixFy Communications Ltd.

Exhibit 2-A to FPA Termination Agreement

Transfer instructions for free delivery of Transferred Shares to Designated Transferee

Exhibit 2-B to FPA Termination Agreement

Transfer instructions for free delivery of Transferred Shares to Designated Transferee